Exhibit 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS 2006 EARNINGS
     Rockland, Massachusetts (January 18, 2007). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that 2006 diluted earnings per share increased to $2.17, as compared to $2.14 for 2005, and that 2006 net income of $32.9 million decreased by $354,000 when compared to 2005. Diluted earnings per share decreased $0.01, or (1.8%), to $0.54 for the quarter ended December 31, 2006 as compared to the $0.55 reported in the same period last year. Net income for the quarter was $8.1 million, a decrease of (5.4%) from the $8.6 million reported for the quarter ended December 31, 2005.
     Certain non-core items are included in the computation of earnings in accordance with generally accepted accounting principles (“GAAP”) in both 2006 and 2005 as indicated by the following table:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in Thousands, Except Per Share Data	2006	2005	2006	2005
RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$8,101	$8,564	$32,851	$33,205
Net Interest Income Components
Add — Write-Off of Stock Issuance Cost, net of tax	647	—	647	—
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	905	—	2,055	—
Less — Net Gain on Sale of Securities, net of tax	—	—	—	(400)
Less — BOLI Benefit Proceeds	—	—	(1,316)	—
Non-Interest Expense Components
Add — Severance, net of tax	—	216	—	216
Add — Prepayment Fees on Borrowings, net of tax	53	—	53	—
Less — Recovery on WorldCom Bond Claim, net of tax	(1,230)	—	(1,230)	—

NET OPERATING EARNINGS (NON-GAAP)	$8,476	$8,780	$33,060	$33,021

Diluted Operating Earnings Per Share	$0.57	$0.57	$2.19	$2.13

          Net operating earnings on a per diluted share basis for 2006 were $2.19, an increase of $0.06, or 2.8%, over 2005. Net operating earnings on a per diluted share basis for the quarter ending December 31, 2006 were $0.57, consistent with the comparable quarter in 2005. Net operating earnings for the quarter and year ending December 31, 2006 were $8.5 million and $33.1 million, respectively, a decrease of (3.5%) and an increase of 0.1% from the same periods in 2005.
          Comparing the three months ending December 31, 2006 to the same period last year, net interest income decreased $2.2 million or (8.2%), while net interest income for the twelve months ended December 31, 2006 decreased $3.2 million, or (3.0%) from the twelve months ended December 31, 2005. In December 2006 the Company wrote-off approximately $995,000 of unamortized issuance costs related to a refinance of $25.0 million of Trust Preferred securities that were called during December. Excluding the write-off of the trust preferred issuance costs, net interest income decreased $1.2 million in the fourth quarter of 2006 as compared to the same period in 2005, and has decreased $2.2 million in 2006 as compared to 2005, with the decrease primarily being attributable to a smaller balance sheet and an increase in the cost of deposits. The net interest margin for the three and twelve month periods ended December 31, 2006 was 3.74% and 3.85%, respectively. Excluding the trust preferred issuance costs write-off, the net interest margin was 3.89% for both periods as compared to 3.92% and 3.88% for the three and twelve months ended December 31, 2005, respectively. See the tables below for reconciliations of net interest income and the net interest margin as adjusted.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in Thousands	2006	2005	2006	2005

Net Interest Income GAAP	$24,710	$26,911	$102,655	$105,843
Add — Write-Off of Stock Issuance Cost	995	—	995	—

Net Interest Income as Adjusted	$25,705	$26,911	$103,650	$105,843

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Net Interest Margin GAAP	3.74%	3.92%	3.85%	3.88%
Add — Write-Off of Stock Issuance Cost	0.15%	0.00%	0.04%	0.00%

Net Interest Margin as Adjusted	3.89%	3.92%	3.89%	3.88%

          The Company’s allowance for loan losses as a percentage of loans increased to 1.32%, an increase of 0.8% from 1.31% on December 31, 2005. The provision for loan losses for the twelve months ending December 31, 2006 was $2.3 million, a decrease of $1.8 million compared to the same period in 2005, and covered net charge-offs by 1.1 times. The provision for loan losses decreased by $365,000, or (34.1%), for the quarter ended December 31, 2006 as compared to the same period in 2005.
          Non-interest income decreased by $825,000, or (12.2%), and by $629,000, or (2.3%), during the three and twelve months ended December 31, 2006, respectively, as compared to the same periods in the prior year. Excluding securities gains and losses and Bank Owned Life Insurance (“BOLI”) benefit proceeds, non-interest income grew by $1.8 million, or 6.9%, in 2006 when compared to 2005. See the table below for a reconciliation of non-interest income as adjusted.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in Thousands	2006	2005	2006	2005

Non-Interest Income GAAP	$5,953	$6,778	$26,644	$27,273
Add — Net Loss on Sale of Securities	1,392	—	3,161	—
Less — Net Gain on Sale of Securities	—	—	—	(616)
Less — BOLI Benefit Proceeds	—	—	(1,316)	—

Non-Interest Income as Adjusted	$7,345	$6,778	$28,489	$26,657

➢	Service charges on deposit accounts increased by $89,000, or 2.6%, and by $1.1 million, or 8.6%, for the three and twelve months ended December 31, 2006, as compared to the same periods in 2005, primarily reflecting increased overdraft fees and debit card interchange revenue.

➢	Investment management revenue increased by $343,000, or 26.6%, and $841,000, or 15.9%, for the three and twelve months ended December 31, 2006, as compared to the same periods in 2005 due to growth in managed assets. Assets under administration at December 31, 2006 were $815.8 million, an increase of $135.7 million, or 20.0%, as compared to December 31, 2005.

➢	Mortgage banking income increased by $130,000, or 22.6%, and decreased by $456,000, or (14.5%), for the three and twelve months ended December 31, 2006, as compared to the same periods in 2005. The decrease in the twelve month period ending December 31, 2006 is primarily attributable to a lower volume of mortgage sales in 2006 as compared to 2005. The balance of the mortgage servicing asset is $2.4 million and loans serviced amounted to $292.9 million as of December 31, 2006.

➢	Net losses on the sale of securities of $3.2 million, were recorded in 2006, with $1.4 million of that amount recorded in the fourth quarter of 2006. A $616,000 gain on the sale of securities, was recorded in 2005.

➢	Other non-interest income decreased by $53,000, or (5.6%), and increased by $205,000, or 6.3%, for the three and twelve months ended December 31, 2006, as compared to the same periods in 2005. The year to date increase is primarily a result of improved checkbook revenue, commercial loan late charge fees, and unrealized gains on trading assets.
          Non-interest expense decreased by $1.9 million, or (9.5%), and decreased by $1.3 million, or (1.6%), for the three and twelve months ended December 31, 2006, as compared to the same periods in 2005. Excluding certain non-core items, as described in the table below, non-interest expense increased $223,000, or 1.1%, and $882,000, or 1.1% for the three and twelve months ending December 31, 2006, as compared to the same periods in 2005. See the table below for a reconciliation of non-interest expense as adjusted.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in Thousands	2006	2005	2006	2005

Non-Interest Expense GAAP	$18,263	$20,183	$79,354	$80,615
Less- Severance	—	(333)	—	(333)
Less — Prepayment Fees on Borrowings	(82)	—	(82)	—
Add — Recovery on WorldCom Bond Claim	1,892	—	1,892	—

Non-Interest Expense as Adjusted	$20,073	$19,850	$81,164	$80,282

➢	Salaries and employee benefits decreased by $288,000, or (2.4%), and by $22,000, or (0.1%), for the three and twelve months ended December 31, 2006, as compared to the same periods in 2005. The decreases are a result of decreases in incentive compensation and sales commissions offset by an increase in the cost of employee retirement plan programs.

➢	Occupancy and equipment related expense decreased by $161,000, or (6.2%), and by $10,000, or (0.1%), for the quarter and year to date ending December 31, 2006, as compared to the same periods in 2005, mainly due to decreased expenses for building repairs and maintenance, rent, snow removal, and sanding, offset by increases in energy costs.

➢	Data processing and facilities management expense has increased $110,000, or 10.3%, and by $349,000, or 8.5%, for the three and twelve months ended December 31, 2006, compared to the same periods in 2005, largely as a result of contractual increases.

➢	As previously announced, during the fourth quarter of 2006, the Company recovered $1.9 million on an impairment charge recognized in 2002 of $4.4 million on its investment in WorldCom bonds through settlement proceeds received from its claims in a class action case brought against WorldCom and from the WorldCom Victim Trust.

➢	Other non-interest expense increased by $311,000, or 7.1%, for the three months ended December 31, 2006, and by $314,000, or 1.7% for the twelve months ended December 31, 2006, as compared to the same periods in the prior year. The increase in the comparative three month periods is attributable to a number of items, including a $82,000 prepayment penalty on $10.0 million of Federal Home Loan Bank borrowings, increases in employee recruitment cost of $66,000, contract labor of $68,000, and advertising of $47,000.
          Total assets decreased by $212.8 million, or (7.0%), from $3.0 billion at December 31, 2005 to $2.8 billion at December 31, 2006. This decrease is due to intentional decreases in the Company’s security portfolio and certain loan categories due to a combination of the flat yield curve environment and the profitability characteristics of these asset classes.
➢	Fed funds sold and short-term investments increased by $11.9 million, or 18.6%, during the twelve months ending December 31, 2006.

➢	Securities decreased by $199.3 million, or (27.8%), during the twelve months ending December 31, 2006. This decrease resulted mainly from the sale of $31.4 million of lower coupon securities in the first quarter of 2006 and the sale of $73.3 million securities during the fourth quarter of 2006, coupled with the decision not to reinvest normal year to date runoff on the portfolio in the current rate environment. The ratio of securities to total assets as of December 31, 2006 was 18.3%, as compared to 23.6% at December 31, 2005.

➢	Total loans decreased by $15.9 million, or (0.8%), during the twelve months ended December 31, 2006. Total commercial loans increased by $55.6 million, or 5.7%, with commercial real estate comprising most of the increase with an increase of $57.3 million, or 8.4%. Consumer loans decreased $35.9 million, or (6.3%), with the auto loan portfolio decreasing by $56.3 million, or (21.4%), partially offset by a $25.2 million, or 10.0%, increase in home equity lending. Business banking loans totaled $59.9 million, an increase of $8.5 million, or 16.6%, and residential real estate loans decreased $44.2 million, or (10.0%), during the twelve months of 2006.
          Total deposits of $2.1 billion at December 31, 2006 decreased $115.2 million, or (5.2%), compared to December 31, 2005. For the quarter ending December 31, 2006, deposits decreased $90.3 million, or (4.1%).
          Borrowings decreased by $94.2 million, or (16.0%), during the twelve months ending December 31, 2006 as excess cash flow from the securities portfolio and certain loan categories were used to decrease wholesale borrowing.
          Also during the fourth quarter ending December 31, 2006, as previously announced, Independent Capital Trust V, a Delaware statutory trust sponsored by the

Company, issued and sold $50.0 million of trust preferred securities. The trust preferred securities pay a variable rate defined as the 3 month London Interbank Offered Rate plus 148 basis points. The Company has entered into interest rate swap agreements to fix the interest rate paid on the debentures issued to Independent Capital Trust V for the next ten years at 6.52%. Of the $50.0 million proceeds, $25.0 million was used to call existing 8.625% Cumulative Trust Preferred Securities of Independent Capital Trust III (NASDAQ: INDBN) on December 31, 2006. The remaining $25.0 million of proceeds will be used to call the still outstanding 8.375% Cumulative Trust Preferred Securities of Independent Capital Trust IV (NASDAQ: INDBM) when they are first callable on April 30, 2007. The trust preferred securities refinancing, when fully completed, will decrease the Company’s annual debt service by approximately $1 million pre-tax.
          The Company reported return on average assets and return on average equity in 2006 of 1.12% and 14.60%, respectively, as compared to 1.11% and 15.10% for the same period in 2005, respectively.
          Stockholders’ equity at December 31, 2006 totaled $229.8 million, as compared to $228.2 million at December 31, 2005. The Tier 1 leverage capital ratio at December 31, 2006 was 8.06%, maintaining the Company’s well-capitalized position.
          As previously announced on December 14, 2006 the Company’s Board of Directors approved a common stock repurchase program. Under the program, the Company is authorized to repurchase up to 1,000,000 shares of the Company’s outstanding common stock. During the quarter ending September 30, 2006, the Company completed a stock repurchase program approved in January 2006. The Company purchased a total of 800,000 shares of common stock under the stock repurchase program approved in January 2006, at a weighted average share price of $31.04.
          The allowance for loan losses increased to $26.8 million at December 31, 2006 compared to $26.6 million at December 31, 2005. Nonperforming assets totaled $7.2 million at December 31, 2006 (0.25% of total assets), as compared to $3.3 million (0.11% of total assets) reported at December 31, 2005.
          Christopher Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 19, 2007. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8031 reference: INDB. A replay of the call will be available by calling 1-877-660-6853, Account Number: 286, Conference ID: 225254. The webcast replay will be available until April 19, 2007 and the telephone replay will be available until January 24, 2007.
          Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.8 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.

          This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
          This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities gains. Because these gains and losses and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these gains and losses provide useful information that is essential to a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)
CONSOLIDATED BALANCE SHEETS

						December 31, 2006 vs.
	December 31,	December 31,	$	%	September 30,	September 30, 2006%
	2006	2005	Variance	Change	2006	Variance	Change

Assets
Cash and Due From Banks	$62,773	$66,289	(3,516)	-5.30%	$64,403	(1,630)	-2.53%
Fed Funds Sold and Short Term Investments	75,518	63,662	11,856	18.62%	48,500	27,018	55.71%
Securities
Trading Assets	1,758	1,557	201	12.91%	1,588	170	10.71%
Securities Available for Sale	417,088	581,516	(164,428)	-28.28%	494,422	(77,334)	-15.64%
Securities Held to Maturity	76,747	104,268	(27,521)	-26.39%	98,236	(21,489)	-21.87%
Federal Home Loan Bank Stock	21,710	29,287	(7,577)	-25.87%	22,634	(924)	-4.08%

Total Securities	517,303	716,628	(199,325)	-27.81%	616,880	(99,577)	-16.14%

Loans
Commercial and Industrial	174,356	155,081	19,275	12.43%	170,389	3,967	2.33%
Commercial Real Estate	740,517	683,240	57,277	8.38%	730,213	10,304	1.41%
Commercial Construction	119,685	140,643	(20,958)	-14.90%	128,469	(8,784)	-6.84%
Business Banking	59,910	51,373	8,537	16.62%	57,522	2,388	4.15%
Residential Real Estate	378,368	428,343	(49,975)	-11.67%	396,564	(18,196)	-4.59%
Residential Construction	7,277	8,316	(1,039)	-12.49%	9,122	(1,845)	-20.23%
Residential Loans Held for Sale	11,859	5,021	6,838	136.19%	10,954	905	8.26%
Consumer — Home Equity	277,015	251,852	25,163	9.99%	278,879	(1,864)	-0.67%
Consumer — Auto	206,845	263,179	(56,334)	-21.41%	217,629	(10,784)	-4.96%
Consumer — Other	49,077	53,760	(4,683)	-8.71%	51,554	(2,477)	-4.80%

Total Loans	2,024,909	2,040,808	(15,899)	-0.78%	2,051,295	(26,386)	-1.29%
Less — Allowance for Loan Losses	(26,815)	(26,639)	(176)	0.66%	(26,814)	(1)	0.00%

Net Loans	1,998,094	2,014,169	(16,075)	-0.80%	2,024,481	(26,387)	-1.30%

Bank Premises and Equipment	37,316	37,431	(115)	-0.31%	37,110	206	0.56%
Goodwill and Core Deposit Intangible	56,535	56,858	(323)	-0.57%	56,616	(81)	-0.14%
Other Assets	81,380	86,648	(5,268)	-6.08%	86,338	(4,958)	-5.74%

Total Assets	$2,828,919	$3,041,685	(212,766)	-7.00%	$2,934,328	(105,409)	-3.59%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$490,036	$511,920	(21,884)	-4.27%	$509,518	(19,482)	-3.82%
Savings and Interest Checking Accounts	577,443	613,840	(36,397)	-5.93%	571,227	6,216	1.09%
Money Market	455,737	550,677	(94,940)	-17.24%	508,865	(53,128)	-10.44%
Time Certificates of Deposit	567,128	529,057	38,071	7.20%	591,000	(23,872)	-4.04%

Total Deposits	2,090,344	2,205,494	(115,150)	-5.22%	2,180,610	(90,266)	-4.14%

Borrowings
Federal Home Loan Bank Borrowings	305,128	417,477	(112,349)	-26.91%	340,389	(35,261)	-10.36%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	108,248	113,335	(5,087)	-4.49%	116,242	(7,994)	-6.88%
Junior Subordinated Debentures	77,320	51,546	25,774	50.00%	51,546	25,774	50.00%
Treasury Tax and Loan Notes	2,953	5,452	(2,499)	-45.84%	1,606	1,347	83.87%

Total Borrowings	493,649	587,810	(94,161)	-16.02%	509,783	(16,134)	-3.16%

Total Deposits and Borrowings	2,583,993	2,793,304	(209,311)	-7.49%	2,690,393	(106,400)	-3.95%
Other Liabilities	15,143	20,229	(5,086)	-25.14%	21,591	(6,448)	-29.86%
Stockholders’ Equity	229,783	228,152	1,631	0.71%	222,344	7,439	3.35%

Total Liabilities and Stockholders’ Equity	$2,828,919	$3,041,685	(212,766)	-7.00%	$2,934,328	(105,409)	-3.59%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands, Except Per Share Data)
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended				Twelve Months Ended
	December 31,			Percent	December 31,			Percent
	2006	2005	Variance	Change	2006	2005	Variance	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$785	$378	407	107.67%	$1,514	$515	999	193.98%
Interest and Dividends on Securities	7,320	8,106	(786)	-9.70%	29,792	33,905	(4,113)	-12.13%
Interest on Loans	34,870	32,350	2,520	7.79%	136,387	121,241	15,146	12.49%

Total Interest Income	42,975	40,834	2,141	5.24%	167,693	155,661	12,032	7.73%

INTEREST EXPENSE
Interest on Deposits	11,700	7,809	3,891	49.83%	40,793	25,758	15,035	58.37%
Interest on Borrowed Funds	6,565	6,114	451	7.38%	24,245	24,060	185	0.77%

Total Interest Expense	18,265	13,923	4,342	31.19%	65,038	49,818	15,220	30.55%

Net Interest Income	24,710	26,911	(2,201)	-8.18%	102,655	105,843	(3,188)	-3.01%
Less — Provision for Loan Losses	705	1,070	(365)	-34.11%	2,335	4,175	(1,840)	-44.07%

Net Interest Income after Provision for Loan Losses	24,005	25,841	(1,836)	-7.10%	100,320	101,668	(1,348)	-1.33%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,581	3,492	89	2.55%	14,233	13,103	1,130	8.62%
Investment Management Services Income	1,631	1,288	343	26.63%	6,128	5,287	841	15.91%
Mortgage Banking Income	705	575	130	22.61%	2,699	3,155	(456)	-14.45%
BOLI Income	530	472	58	12.29%	3,259	1,831	1,428	77.99%
Net Loss/Gain on Sale of Securities	(1,392)	—	(1,392)	-100.00%	(3,161)	616	(3,777)	-613.15%
Other Non-Interest Income	898	951	(53)	-5.57%	3,486	3,281	205	6.25%

Total Non-Interest Income	5,953	6,778	(825)	-12.17%	26,644	27,273	(629)	-2.31%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	11,866	12,154	(288)	-2.37%	47,890	47,912	(22)	-0.05%
Occupancy and Equipment Expenses	2,443	2,604	(161)	-6.18%	10,060	10,070	(10)	-0.10%
Data Processing and Facilities Management	1,178	1,068	110	10.30%	4,440	4,091	349	8.53%
Recovery on WorldCom Bond Claim	(1,892)	—	(1,892)	100.00%	(1,892)	—	(1,892)	100.00%
Other Non-Interest Expense	4,668	4,357	311	7.14%	18,856	18,542	314	1.69%

Total Non-Interest Expense	18,263	20,183	(1,920)	-9.51%	79,354	80,615	(1,261)	-1.56%

INCOME BEFORE INCOME TAXES	11,695	12,436	(741)	-5.96%	47,610	48,326	(716)	-1.48%

PROVISION FOR INCOME TAXES	3,594	3,872	(278)	-7.18%	14,759	15,121	(362)	-2.39%

NET INCOME	$8,101	$8,564	(463)	-5.41%	$32,851	$33,205	(354)	-1.07%

BASIC EARNINGS PER SHARE	$0.55	$0.56		-1.79%	$2.20	$2.16		1.85%
DILUTED EARNINGS PER SHARE	$0.54	$0.55		-1.82%	$2.17	$2.14		1.40%
BASIC AVERAGE SHARES	14,681,644	15,402,690		-4.68%	14,938,095	15,378,187		-2.86%
DILUTED AVERAGE SHARES	14,880,143	15,534,090		-4.21%	15,109,873	15,521,915		-2.65%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.74%	3.92%		-4.59%	3.85%	3.88%		-0.77%
Return on Average Assets	1.12%	1.14%		-1.75%	1.12%	1.11%		0.90%
Return on Average Equity	14.25%	15.17%		-6.06%	14.60%	15.10%		-3.31%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$8,101	$8,564	(463)	-5.41%	$32,851	$33,205	(354)	-1.07%
Net Interest Income Components
Add - Write-Off of Stock Issuance Cost, net of tax	647	—			647	—
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	905	—			2,055	—
Less — Net Gain on Sale of Securities, net of tax	—	—			—	(400)
Less — BOLI Benefit Proceeds, net of tax	—	—			(1,316)	—
Non-Interest Expense Components
Add - Severance, net of tax	—	216			—	216
Add - Prepayment Fees on Borrowings, net of tax	53	—			53	—
Less - Recovery on WorldCom Bond Claim, net of tax	(1,230)	—			(1,230)	—

NET OPERATING EARNINGS	$8,476	$8,780	(304)	-3.46%	$33,060	$33,021	39	0.12%

Diluted Earnings Per Share, on an Operating Basis	$0.57	$0.57		0.00%	$2.19	$2.13		2.82%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended December 31,
		2006			2005

			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$75,518	$59,122	$785	5.31%	$37,445	$378	4.04%
Securities:
Trading Assets	1,758	1,593	11	2.76%	1,556	8	2.06%
Taxable Investment Securities	461,683	539,417	6,724	4.99%	663,568	7,423	4.47%
Non-taxable Investment Securities (1)	53,862	55,148	900	6.53%	64,053	1,038	6.48%

Total Securities:	517,303	596,158	7,635	5.12%	729,177	8,469	4.65%

Loans (1)	2,024,909	2,032,331	34,983	6.89%	2,028,820	32,450	6.40%
Total Interest-Earning Assets	$2,617,730	$2,687,611	$43,403	6.46%	$2,795,442	$41,297	5.91%

Cash and Due from Banks	62,773	59,809			67,357
Other Assets	148,416	149,754			149,964

Total Assets	$2,828,919	$2,897,174			$3,012,763

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$577,443	$564,638	$1,576	1.12%	$609,707	$1,005	0.66%
Money Market	455,737	510,534	3,965	3.11%	530,849	2,953	2.23%
Time Deposits	567,128	583,087	6,159	4.23%	529,907	3,851	2.91%

Total interest-bearing deposits:	1,600,308	1,658,259	11,700	2.82%	1,670,463	7,809	1.87%
Borrowings:
Federal Home Loan Bank Borrowings	$305,128	$323,980	$3,493	4.31%	$419,572	$4,458	4.25%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	108,248	115,593	910	3.15%	98,388	527	2.14%
Junior Subordinated Debentures	77,320	52,947	2,152	16.26%	51,546	1,117	8.67%
Treasury Tax and Loan Notes	2,953	966	10	4.14%	1,471	12	3.26%

Total Borrowings:	493,649	493,486	6,565	5.32%	570,977	6,114	4.28%

Total Interest-Bearing Liabilities	$2,093,957	$2,151,745	$18,265	3.40%	$2,241,440	$13,923	2.48%

Demand Deposits	490,036	499,508			525,807

Other Liabilities	15,143	18,592			19,766

Total Liabilities	$2,599,136	$2,669,845			$2,787,013
Stockholders’ Equity	229,783	227,329			225,750

Total Liabilities and Stockholders’ Equity	$2,828,919	$2,897,174			$3,012,763

Net Interest Income			$25,138			$27,374

Interest Rate Spread (2)				3.06%			3.43%

Net Interest Margin (2)				3.74%			3.92%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,090,344	$2,157,767	$11,700		$2,196,270	$7,809
Cost of Total Deposits				2.17%			1.42%
Total Funding Liabilities, including Demand Deposits	$2,583,993	$2,651,253	$18,265		$2,767,247	$13,923
Cost of Total Funding Liabilities				2.76%			2.01%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $428 for the three months ended December 31, 2006 and $463 for the three months ended December 31, 2005.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Twelve Months Ended December 31,
		2006			2005

			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$75,518	$29,464	$1,514	5.14%	$14,023	$515	3.67%
Securities:
Trading Assets	1,758	1,570	42	2.68%	1,548	36	2.33%
Taxable Investment Securities	461,683	581,372	27,229	4.68%	708,043	31,188	4.40%
Non-taxable Investment Securities (1)	53,862	57,725	3,879	6.72%	62,771	4,126	6.57%

Total Securities:	517,303	640,667	31,150	4.86%	772,362	35,350	4.58%
Loans (1)	2,024,909	2,041,098	136,802	6.70%	1,987,591	121,605	6.12%

Total Interest-Earning Assets	$2,617,730	$2,711,229	$169,466	6.25%	$2,773,976	$157,470	5.68%

Cash and Due from Banks	62,773	59,834			65,703
Other Assets	148,416	151,295			144,747

Total Assets	$2,828,919	$2,922,358			$2,984,426

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$577,443	$563,615	$4,810	0.85%	$599,797	$3,037	0.51%
Money Market	455,737	524,265	14,872	2.84%	519,461	9,549	1.84%
Time Deposits	567,128	563,212	21,111	3.75%	510,611	13,172	2.58%

Total interest-bearing deposits:	1,600,308	1,651,092	40,793	2.47%	1,629,869	25,758	1.58%
Borrowings:
Federal Home Loan Bank Borrowings	$305,128	$365,597	$15,524	4.25%	$468,821	$18,162	3.87%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	108,248	113,448	3,171	2.80%	80,074	1,389	1.73%
Junior Subordinated Debentures	77,320	51,899	5,504	10.61%	51,546	4,469	8.67%
Treasury Tax and Loan Notes	2,953	1,081	46	4.26%	1,653	40	2.42%

Total Borrowings:	493,649	532,025	24,245	4.56%	602,094	24,060	4.00%

Total Interest-Bearing Liabilities	$2,093,957	$2,183,117	$65,038	2.98%	$2,231,963	$49,818	2.23%

Demand Deposits	490,036	495,958			514,611

Other Liabilities	15,143	18,286			17,897

Total Liabilities	$2,599,136	$2,697,361			$2,764,471
Stockholders’ Equity	229,783	224,997			219,955

Total Liabilities and Stockholders’ Equity	$2,828,919	$2,922,358			$2,984,426

Net Interest Income			$104,428			$107,652

Interest Rate Spread (2)				3.27%			3.45%

Net Interest Margin (2)				3.85%			3.88%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,090,344	$2,147,050	$40,793		$2,144,480	$25,758
Cost of Total Deposits				1.90%			1.20%
Total Funding Liabilities, including Demand Deposits	$2,583,993	$2,679,075	$65,038		$2,746,574	$49,818
Cost of Total Funding Liabilities				2.43%			1.81%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,773 for the twelve months ended December 31, 2006 and $1,809 for the twelve months ended December 31, 2005.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	December 31,	December 31,	September 30,
	2006	2005	2006

	(Dollars in Thousands, Except Per Share Data)
Asset Quality
Nonperforming Loans
Commercial & Industrial Loans	$872	$245	$642
Business Banking Loans	$74	$47	$117
Commercial Real Estate Loans	$2,346	$313	$3,004
Residential Real Estate Loans	$2,318	$1,876	$1,838
Installment Loans — Home Equity	$358	—	$406
Installment Loans — Auto	$703	$674	$791
Installment Loans — Other	$308	$184	$60

Total Nonperforming Loans	$6,979	$3,339	$6,858

Other Real Estate Owned	$190	—	$190
Nonperforming Assets	$7,169	$3,339	$7,048

Net charge-offs (year to date)	$2,159	$2,733	$1,454
Net charge-offs to average loans (annualized)	0.11%	0.14%	0.09%

Nonperforming Loans/Gross Loans	0.34%	0.16%	0.33%
Allowance for Loan Losses/Nonperforming Loans	384.22%	797.81%	390.99%
Loans/Total Deposits	96.87%	92.53%	94.07%
Allowance for Loan Losses/Total Loans	1.32%	1.31%	1.31%

Financial Ratios
Book Value per Share	$15.65	$14.81	$15.15
Tangible Capital/Tangible Asset	6.25%	5.74%	5.76%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	6.77%	6.23%	6.26%
Tangible Book Value per Share	$11.80	$11.12	$11.29
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$12.78	$12.06	$12.28

Capital Adequacy
Tier one leverage capital ratio (1)	8.06%	7.71%	7.78%

(1)	Estimated number for December 31, 2006
Certain amounts in prior year financial statement have been reclassified to conform to the current year’s presentation.